Exhibit 3.3

First Amendment
to the
Bylaws
of
Mercury Ecommerce Acquisition Corp.
(The “Company”)

This FIRST AMENDMENT TO THE BYLAWS OF MERCURY ECOMMERCE ACQUISITION CORP. (this “Amendment”) was adopted by the board of directors of the Company (the “Board”) by a unanimous written consent dated as of December 20, 2022 to become effective immediately upon such date and time which the Certificate of Amendment amending the name of the Company (the “Certificate of Amendment”) is filed with the Delaware Secretary of State.

RECITALS:

WHEREAS, the Bylaws of Mercury Ecommerce Acquisition Corp. were previously approved and adopted by the Board (the “Bylaws”);

WHEREAS, the Company desires to change its name from Mercury Ecommerce Acquisition Corp. to SEP Acquisition Corp.; and

WHEREAS, the Board wishes to amend all references to the Company’s name in the Bylaws.

NOW, THEREFORE, for and in consideration of the foregoing premises, together with the mutual promises and covenants contained herein and other good and valuable consideration, the receipt, sufficiency, delivery and adequacy of which is hereby acknowledged, the board of directors of the Company hereby amend the Bylaws as follows:

1.          Amendment.  The Bylaws are hereby amended to change all references of “Mercury Ecommerce Acquisition Corp.” to “SEP Acquisition Corp.”

2.          No Other Amendments.  The foregoing shall constitute the only amendments to the Bylaws, which shall remain in full force and effect in accordance with its terms.

3.          Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them as set forth in the Bylaws.

4.          Approval.  This Amendment was duly adopted by the written consent of all of the members of the board of directors and the Company.

5.          Effectiveness.  This Amendment shall become effective immediately upon such date and time which the Certificate of Amendment is filed with the Delaware Secretary of State.

CERTIFICATE OF PRESIDENT

The undersigned does hereby certify that (a) he is the duly elected and qualified President of Mercury Ecommerce Acquisition Corp., a Delaware corporation, and (b) the foregoing is a true and correct copy of the First Amendment to the Bylaws of Mercury Ecommerce Acquisition Corp., duly adopted by all of the members of the board of directors of the Company on December 20, 2022.

/s/ R. Andrew White
R. Andrew White
President, Chief Executive Officer, and Director